Exhibit 10.6

LOANCORE REALTY TRUST, INC.

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of [●] [●], 2015, among LoanCore Realty Trust, Inc., a Maryland corporation (the “Company”), LoanCore Advisors, LLC, a Delaware limited liability company, LoanCore Capital, LLC, a Delaware limited liability company, Jefferies Group LLC, a Delaware limited liability company (the “Investor”), Mark Finerman, Christopher McCormack, Daniel Bennett, Jordan Bock and Gary Berkman (each of Mark Finerman, Christopher McCormack, Daniel Bennett, Jordan Bock and Gary Berkman, a “Management Investor” and collectively, the “Management Investors”).

WHEREAS, in connection with the IPO (as defined herein), the Company intends to consummate the transactions described in the Registration Statement on Form S-11 (Registration No. 333-204154), as amended (the “IPO Registration Statement”);

WHEREAS, as an inducement to the Investor to take such actions as may be necessary or appropriate to cause the IPO to be consummated, the Company, the Management Investors and the Investor hereby agree that this Agreement shall govern (i) the right of the Investor to nominate one director nominee to the Board (as defined herein) selected by the Investor on the terms set forth herein, (ii) the obligation of the Management Investors to vote their Common Stock (as defined herein) in favor of the election of the nominee designated by the Investor and (iii) the right of the Investor to appoint a non-voting observer to the Board on the terms set forth herein;

WHEREAS, the Investor hereby agrees that this Agreement shall govern its obligation to vote its Common Stock in favor of the election of Mark Finerman in any election in which Mr. Finerman is a director nominee; and

WHEREAS, the Company and the Investor desire to address herein certain relationships between themselves with respect to the composition of the Board.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the Board of Directors of the Company.

“Committee” means the Nominating and Corporate Governance Committee of the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any equity securities issued or issuable in exchange for or with respect to such Common Stock by way of a dividend, split or combination of shares of stock or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Company” has the meaning set forth in the preamble to this Agreement.

“Investor” has the meaning set forth in the preamble to this Agreement.

“Investor Affiliate” has the meaning set forth in Section 2.3.

“IPO” means the initial public offering of Common Stock, as described in the IPO Registration Statement.

“IPO Registration Statement” has the meaning set forth in the recitals to this Agreement.

“Management Investor” has the meaning set forth in the preamble to this Agreement.

“Observer” has the meaning set forth in Section 2.3(a).

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity.

“Revenue Letter Agreement” has the meaning set forth in Section 2.3.

SECTION 1.2 Gender. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

THE INVESTOR’S BOARD REPRESENTATION

SECTION 2.1 Initial Board Composition. As of the date of this Agreement, the Board shall be comprised of five (5) directors, none of whom shall be deemed to have been designated by the Investor pursuant to Section 2.2. For the avoidance of doubt, the Board shall not be increased to more than 15 directors at any time during the term of this Agreement.

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SECTION 2.2 Nominee.

(a) Unless this Agreement is earlier terminated pursuant to Section 5.1, so long as the Investor Beneficially Owns Common Stock representing 5.0% or more of the Common Stock then outstanding (excluding shares of Common Stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares of Common Stock), the Company agrees that it shall cause the Committee to recommend to the Board, and the Board to nominate, for election one (1) individual designated by the Investor to the Board.

(b) For as long as the Investor has the right to designate an individual for nomination by the Board pursuant to this Section 2.2, then, if such designee ceases for any reason to serve as a director on the Board, the Investor shall have the right to designate a replacement individual to the Board and Section 2.2(a) shall govern the obligations of the parties with respect to such individual.

(c) For as long as the Investor has the right to designate an individual for nomination by the Board pursuant to this Section 2.2, the Investor’s designee shall be entitled to be a member of each committee and sub-committee of the Board; provided, that, with respect to any such committee or sub-committee of the Board whose members are required to satisfy the listing standards for independence of the New York Stock Exchange, or such other stock exchange or market on which the Common Stock is then listed, and/or are required to satisfy other applicable qualifications of the New York Stock Exchange, or such other stock exchange or market on which the Common Stock is then listed, such designee shall only be entitled to be a member of such committee or sub-committee if and for so long as such designee satisfies all such independence requirements and other applicable qualifications.

(d) Members of the Board designated for nomination by the Investor shall be eligible to receive the compensation payable to, and equity-based awards granted to, non-executive members of the Board, as well as the reimbursement of travel expenses, unless any such designee is an employee of the Investor or its affiliate.

SECTION 2.3 Observer Rights.

(a) In the event that (i) the Investor elects not to exercise its right to designate for nomination an individual to serve on the Board pursuant to Section 2.2 or (ii) the Investor’s Beneficial Ownership of Common Stock falls below 5.0% of the Common Stock then outstanding, the Investor shall have the right, for so long as one or more of its affiliates (collectively, the “Investor Affiliate”) are entitled to receive a share of the revenues described in that certain letter agreement dated [●] [●], 2015 among LoanCore Capital, LLC, LoanCore Advisors, LLC and Jefferies JLC Holdings LLC (the “Revenue Letter Agreement”), to appoint a non-voting observer to the Board (the “Observer”), who shall be entitled to attend and participate in all meetings of the Board and any and all committees thereof.

(b) For as long as the Investor has the right to designate an Observer pursuant to this Section 2.3, then, if the designee shall for any reason cease to serve as the Observer, the Investor shall have the right to designate a replacement Observer and this Section 2.3 shall govern the obligations of the parties with respect to such individual.

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(c) The Observer shall have all of the rights and privileges of a member of the Board and all committees thereof; provided, that in no event shall the Observer be deemed to be a member of the Board or such committees or have the right to vote on any matter under consideration by the Board or such committees. The Observer shall be provided with all notices of meetings, minutes and other materials provided to members of the Board and/or any and all committees thereof simultaneously with the provision of such materials to the members of the Board or such committees, as the case may be. All meetings of the Board or committees thereof shall be held in a manner such that the Observer shall be able to participate therein either in person or telephonically. In the event that the Observer is unable to attend a meeting of the Board or a committee thereof, the Investor shall have the right to send an alternate in the Observer’s place to attend such meeting.

(d) The Company shall agree to provide the Observer (or any subsequent Observer, as the case may be) with the same indemnification and exculpation rights as provided to members of the Board. The Company shall also obtain and maintain insurance coverage (if available) on behalf of the Observer (or any replacement thereof) against liability that may be asserted against or incurred by him in his capacity as Observer, which insurance coverage shall be to the same extent as the insurance coverage provided to the members of the Board.

(e) The right of the Investor to appoint and maintain an Observer to the Board pursuant to this Section 2.3 shall terminate upon the earlier of (i) the termination of the Investor Affiliate’s right to receive a share of the revenues described in the Revenue Letter Agreement and (ii) the designation by the Investor of an individual for nomination to the Board pursuant to Section 2.2 but, in the case of this clause (ii), such right shall be reinstated if clause (i) of Section 2.3(a) shall again become applicable, provided that such right shall not have terminated by reason of clause (i) of this sentence.

ARTICLE III

AGREEMENT TO VOTE

SECTION 3.1 Agreement to Vote Common Stock. Commencing on the date of this Agreement and unless this Agreement is earlier terminated pursuant to Section 5.1, at every meeting of the stockholders of the Company called with respect to the election of nominees to the Board, and on every action or approval by written consent of the stockholders of the Company or in any other circumstance in which the vote, consent or approval of the stockholders of the Company is sought with respect to the election of nominees to the Board, each Management Investor, in his capacity as a Beneficial Owner of Common Stock, shall appear at the meeting or otherwise cause Common Stock that he Beneficially Owns (including any Common Stock acquired after the date hereof) to be counted as present thereat for purposes of establishing a quorum and agrees to vote (or cause to be voted) any and all of such Common Stock or give consent with respect thereto, or cause consent to be given with respect thereto, in favor of the election to the Board of the nominee designated by the Investor in accordance with Section 2.2 hereof; and the Investor in its capacity as a Beneficial Owner of Common Stock, shall appear at the meeting or otherwise cause Common Stock that it Beneficially Owns (including any Common Stock acquired after the date hereof) to be counted as present thereat for purposes of establishing a quorum and agrees to vote (or cause to be voted) any and all of such Common Stock or give consent with respect thereto, or cause consent to be given with respect thereto, in favor of the election to the Board of Mark Finerman. Each party to this Agreement agrees that such party will not (A) grant any proxy, power-of-attorney or other authorization, in, or with respect to, any Common Stock, or take any other action that would in any way restrict, limit or interfere with the performance of such party’s obligations hereunder, or (B) directly or indirectly, solicit, initiate, seek, encourage or support or take any other action the effect of which would be inconsistent with or violative of any provision contained in this Section 3.1. The parties may vote their respective shares of Common Stock and any other voting securities of the Company on all other matters in their sole discretion. This Agreement shall not, and shall not be construed to, restrict the ability of any party to sell or dispose of any Common Stock, in the open market or otherwise.

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SECTION 3.2 Stockholder Capacity. Each Management Investor is entering into this Agreement in his capacity as the record and Beneficial Owner of his respective Common Stock. Notwithstanding any other provision of this Agreement, including Section 3.1, to the extent a Management Investor serves as an officer or director of the Company, nothing contained herein shall limit his ability to exercise his ordinary and customary duties as an officer or director of the Company, including the exercise of his fiduciary duties to the Company and its stockholders. The provisions of this Article III shall not be binding upon the successors in beneficial interest to any of the Common Stock other than affiliates of a Management Investor or the Investor.

ARTICLE IV

PUBLICITY; CONFIDENTIALITY

SECTION 4.1 Publicity. Except as may be required by applicable law, rule, regulation or order, each of the Company, LoanCore Advisors, LLC and LoanCore Capital, LLC hereby agrees not to reference (x) the Investor’s name or the name of any of its affiliates or (y) the terms of the Investor’s investment in the Company and/or any of the Company’s affiliates, in each case, in any future news release, advertisement, roadshow, marketing presentation, public filing or other publicity or marketing materials by the Company, LoanCore Advisors, LLC or LoanCore Capital, LLC or any of their respective affiliates, without the prior written consent of the Investor; provided, however, that the inclusion of any information contained in the IPO Registration Statement in any of the foregoing materials shall not be subject to such prior written consent requirement; provided, further, that the inclusion of any information referenced in clause (x) or (y) in any publicity or marketing materials shall require prior written notice to the Investor (with the Investor having an opportunity to object to the description of the Investor in such materials) notwithstanding such information being included in the IPO Registration Statement.

SECTION 4.2 Confidentiality. Each of the Company, LoanCore Advisors, LLC and LoanCore Capital, LLC, on behalf of themselves and their respective employees, members, partners, managers, principals, agents and other representatives, acknowledge that the terms of the Investor’s investment in the Company and/or any of the Company’s affiliates (x) is confidential and each agrees not to share it with any person or entity without the prior written consent of Investor, except for disclosures (i) to legal counsel, accountants and other professional advisors to the Company, LoanCore Advisors, LLC or LoanCore Capital, LLC who need to know such terms and so long as such persons agree to maintain the confidential nature thereof or (ii) as otherwise required by applicable law, rule, regulation or order and (y) shall not be disclosed, reproduced, used, or distributed except as set forth in the prior clause or Section 4.1. Notwithstanding the foregoing, the parties hereto acknowledge that the transactions contemplated in this Agreement have been disclosed in the IPO Registration Statement and that a form of this Agreement has been filed as an exhibit to the IPO Registration Statement. The parties hereto agree that money damages would not be a sufficient remedy for any breach or threatened breach of this Section 4.2 and that in addition to all other remedies the Investor may be entitled to under this Agreement or applicable law (which the Investor does not waive by the exercise of any rights hereunder), the Investor shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach of this Section 4.2 and the parties hereby waive any requirement for the showing of any actual monetary damages in connection with seeking such relief.

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ARTICLE V

TERMINATION

SECTION 5.1 Term. This Agreement shall automatically terminate upon the later of (i) the date on which the Investor ceases to Beneficially Own shares of stock representing 5.0% or more of the outstanding Common Stock and (ii) the termination of the Investor Affiliate’s right to receive a share of the revenues described in the Revenue Letter Agreement.

SECTION 5.2 Survival. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no further force and effect; provided, however, that Sections 4.1 and 4.2 shall survive any termination of this Agreement and shall continue so long as the Investor Beneficially Owns any Common Stock.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.1 Representations and Warranties of the Investor. The Investor represents and warrants to the Company and the Management Investors that: (a) the Investor is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by the Investor or its attorney-in-fact on behalf of the Investor and, upon execution by the parties hereto other than the Investor, will be the legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity; and (c) the execution, delivery and performance by the Investor of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both would constitute) a default under any material agreement to which the Investor is a party or the organizational documents of the Investor.

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SECTION 6.2 Representations and Warranties of the Company. The Company represents and warrants to the Investor and the Management Investors that: (a) the Company is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Company and, upon execution by the parties hereto other than the Company, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity; and (c) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both would constitute) a default by the Company under its charter or bylaws, any existing applicable law of any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof, exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company, or any material agreement or instrument by which the Company or any of its assets may be bound.

SECTION 6.3 Representations and Warranties of each Management Investor. Each Management Investor represents and warrants, severally and not jointly, to the Company and the Investor that: (a) he is legally competent to execute this Agreement; (b) this Agreement has been duly executed by such Management Investor or his attorney-in-fact on behalf of such Management Investor and is a valid and binding agreement of such Management Investor, enforceable against such Management Investor in accordance with its terms; and (c) the execution, delivery and performance by such Management Investor of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both would constitute) a default under any agreement to which such Management Investor is a party.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 7.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a) if to the Company, to:

LoanCore Realty Trust, Inc.

55 Railroad Avenue, Suite 100

Greenwich, Connecticut 06830

Telephone: (203) 861-6010

Facsimile: (203) 861-6006

Attention: Jordan Bock

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with a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Telephone: (212) 839-5300

Facsimile: (212) 839-5599

Attention: Edward F. Petrosky, Esq.

    J. Gerard Cummins, Esq.

(b) if to the Investor, to:

Jefferies Group LLC

520 Madison Avenue

New York, New York 10022

Telephone: (212) 707-6409

Email: msharp@jefferies.com

Attention: Michael Sharp

(c) if to any Management Investor, to:

c/o LoanCore Realty Trust, Inc.

55 Railroad Avenue, Suite 100

Greenwich, Connecticut 06830

Telephone: (203) 861-6010

Facsimile: (203) 861-6006

Attention: Management Investor

SECTION 7.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

SECTION 7.3 Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

SECTION 7.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission or pdf, and any such executed facsimile or pdf copy shall be treated as an original.

SECTION 7.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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SECTION 7.6 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

SECTION 7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

SECTION 7.8 Amendments; Waivers.

(a) This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 7.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided, however, that the Investor shall be permitted, without the prior written consent of the other parties, to assign all or a portion of its respective rights and obligations hereunder to one or more affiliates of the Investor in connection with the corresponding transfer of all or a portion of the Investor’s Common Stock, in which case, such affiliate(s) shall become a party to this Agreement and such affiliate(s) shall constitute the “Investor” for all purposes hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

LOANCORE REALTY TRUST, INC.

By:

       Name:

       Title:

LOANCORE ADVISORS, LLC

By:

       Name:

       Title:

LOANCORE CAPITAL, LLC

By:

       Name:

       Title:

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Agreed solely with respect to Article III:

Mark Finerman
Christopher McCormack
Daniel Bennett
Jordan Bock
Gary Berkman

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JEFFERIES GROUP LLC By:
Name: Title:

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